EXHIBIT 10.68

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated as of January 15, 2019, is made by and between DOMINION GENERATION, INC., a Virginia corporation (“Seller”), and FUELCELL ENERGY FINANCE, LLC, a Delaware limited liability company (“Buyer”).  Seller and Buyer each may be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Seller and Buyer are parties to that certain Membership Interest Purchase Agreement, dated as of October 31, 2018 (the “Purchase Agreement”), pursuant to which Buyer agreed to purchase from Seller all of the issued and outstanding membership and other equity interests of any kind of Dominion Bridgeport Fuel Cell, LLC, a Virginia limited liability company (the “Project Company”), subject to the terms, conditions and provisions of the Purchase Agreement;

WHEREAS, pursuant to a request from Buyer and as authorized by written consent provided by Buyer on November 29, 2018, the Project Company has become a member of ISO New England (“ISO-NE”) and has (i) posted cash collateral in the amount of Twenty-Eight Thousand Five Hundred Ninety-One Dollars and Two Cents ($28,591.02) with ISO-NE (the “ISO-NE Collateral”) and (ii) paid a membership fee in the amount of Five Thousand Dollars ($5,000.00) with ISO-NE (the “ISO-NE Membership Fee”); and

WHEREAS, the Parties have agreed to amend the Purchase Agreement as set forth herein to account for reimbursement by Buyer to Seller for the ISO-NE Collateral and ISO-NE Membership Fee.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

2.Amendments.  The Purchase Agreement is hereby amended as follows:

(a)Section 1.1 of the Purchase Agreement is amended to include the following defined terms:

“ISO-NE” means ISO New England Inc.

“ISO-NE Collateral” means the cash collateral in the amount of Twenty-Eight Thousand Five Hundred Ninety-One Dollars and Two Cents ($28,591.02) that has been posted by the Project Company with ISO-NE.

(b)Section 2.2 is hereby deleted in its entirety and replaced with the following:

Section 2.2Purchase Price.  The total consideration (“Purchase Price”) to be paid by Buyer to Seller in consideration of the delivery by Seller of the Membership Interests shall be an amount equal to: (a) Thirty-Six Million Six Hundred Thousand Dollars ($36,600,000.00), plus (b) Twenty-Eight Thousand Five Hundred Ninety-One Dollars and Two Cents ($28,591.02), which represents the ISO-NE Collateral, plus (c) Five Thousand Dollars ($5,000.00), which represents the membership fee that has been paid by the Project Company to ISO-NE, minus (d) the amount by which the Working Capital is less than One Million Dollars ($1,000,000.00) (the “Target Working Capital”) or plus (d) the amount by which the Working Capital is greater than the Target Working Capital.  The Purchase Price constitutes the full consideration payable by Buyer under this Agreement in order to acquire the Membership Interests.  The Purchase Price shall be due and payable in full at Closing as set forth in Section 2.3.

(c)Section 6.11 shall be added to the Purchase Agreement to provide as follows:

Section 6.11ISO-NE Assistance.

From the date hereof and continuing to the Closing, Seller shall cause the Project Company to satisfy any requirements and take any actions necessary to maintain its status as a member of ISO-NE including causing the ISO-NE Collateral to remain posted as collateral.

3.Reference to and Effect on the Purchase Agreement.  Except as set forth in this Amendment, the Purchase Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect according to its terms.

4.Governing Law.  This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to any conflict of laws provisions thereof that would result in the application of the Laws of another jurisdiction.

5.Counterparts.  This Amendment may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Seller and Buyer.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or portable document format (“pdf”) shall be as effective as delivery of a manually executed counterpart of this Amendment.

6.Section Headings.  The Section headings herein are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the Parties hereto as of and on the date first above written.

SELLER:
DOMINION GENERATION, INC.

By:	/s/Keith Windle
Name:	Keith Windle
Title:	Vice President – Business Development & Merchant Operations

Signature Page to Amendment to MIPA (Bridgeport Fuel Cell)

BUYER:
FUELCELL ENERGY FINANCE, LLC

By:	/s/ Michael S. Bishop
Name:	Michael S. Bishop
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Amendment to MIPA (Bridgeport Fuel Cell)